As filed with the Securities and Exchange Commission on December 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Michael Kors Holdings Limited

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

c/o Michael Kors Limited

Unit 1001, 10/F, Miramar Tower

132 Nathan Road

Tsim Sha Tsui, Hong Kong

(Address of Principal Executive Offices, Including Zip Code)

Amended and Restated Michael Kors (USA), Inc. Stock Option Plan

Michael Kors Holdings Limited Omnibus Incentive Plan

(Full title of the plan)

John D. Idol

Chief Executive Officer

Michael Kors (USA), Inc.

11 West 42nd Street, 21st Floor

New York, NY 10036

(212) 201-8388

(Name, address, including zip code, and telehone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company.)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, no par value	19,240,284 (2) shares	$4.84 (3)	$93,122,975 (3)	$10,672
Ordinary shares, no par value	15,246,000 (4) shares	$2.13 (5)	$32,473,980 (5)	$ 3,722
Total	34,486,284 shares			$14,394

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	Consists of ordinary shares underlying outstanding options granted under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan.
(3)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted average exercise price of the awards granted.
(4)	Consists of ordinary shares issuable in respect of awards to be granted under the Michael Kors Holdings Limited Omnibus Incentive Plan.
(5)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the book value of the ordinary shares computed as of the latest practicable date prior to the date of filing, October 29, 2011.

EXPLANATORY NOTE

Michael Kors Holdings Limited has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 34,486,284 of its ordinary shares, no par value, which we refer to as the ordinary shares, that are reserved for issuance upon exercise of options granted, or in respect of awards to be granted, under the Amended and Restated Michael Kors (USA), Inc. Stock Option Plan, which we refer to as the Stock Option Plan, and the Michael Kors Holdings Limited Omnibus Incentive Plan, which we refer to as the Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Stock Option Plan and the Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Michael Kors Holdings Limited, c/o Michael Kors Limited, 12/F, Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong; telephone number (852) 2371-8634.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by us are incorporated by reference in this Registration Statement:

(a)	Our Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011;

(b)	The description of the securities set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 8, 2011, and any amendment or report filed for the purpose of updating any such description; and

(c)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the Registrant’s Registration Statement on Form F-1 referred to in (a) above.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicate that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Memorandum and Articles of Association provides that we shall indemnify any of our directors, officers or anyone serving at our request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings or suits. If such person provides an undertaking to repay expense advances under certain circumstances, we shall pay any expenses, including legal fees, incurred by any such person in defending any legal, administrative or investigative proceedings in advance of the final disposition of the proceedings. If a person to be indemnified has been successful in defense of any proceedings referred to above, such person is entitled to be indemnified against all expenses, including legal fees, and against all judgments and fines reasonably incurred by such person in connection with the proceedings. We are required to indemnify a director or officer only if he or she acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. The decision of our board of directors as to whether the director or officer acted honestly and in good faith with a view to our best interests and as to whether the director or officer had no reasonable cause to believe that his or her conduct was unlawful, is in the absence of fraud sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a director or officer did not act honestly and in good faith and with a view to our best interests or that the director or officer had reasonable cause to believe that his or her conduct was unlawful.

We will enter into indemnification agreements with our directors and officers pursuant to which we will agree to indemnify them against a number of liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

We may purchase and maintain insurance in relation to any of our directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity.

The form of underwriting agreement filed as Exhibit 1.1 to our Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011, also provides for indemnification of the Registrant and its directors and executive officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit No.	Document Description

3.1	Amended and Restated Memorandum and Articles of Association of Michael Kors Holdings Limited (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011).

4.1	Specimen of Ordinary Share Certificate of Michael Kors Holdings Limited (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011).

5.1*	Opinion of Harney, Westwood & Riegels as to the validity of the securities being offered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Harney, Westwood & Riegels (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).*

*	Filed herewith.

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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c.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 14, 2011.

MICHAEL KORS HOLDINGS LIMITED

By:	/S/ JOHN D. IDOL
Name:	John D. Idol
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of John D. Idol, Joseph B. Parsons and Lee S. Sporn, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 14, 2011.

Signature	Title

/S/ MICHAEL KORS	Honorary Chairman, Chief Creative Officer and Director
Michael Kors

/S/ JOHN D. IDOL	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
John D. Idol

/S/ JOSEPH B. PARSONS	Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Accounting and Financial Officer)
Joseph B. Parsons

/S/ SILAS K. F. CHOU	Director
Silas K. F. Chou

/S/ LAWRENCE S. STROLL	Director
Lawrence S. Stroll

/S/ M. WILLIAM BENEDETTO	Director
M. William Benedetto

/S/ STEPHEN F. REITMAN	Director
Stephen F. Reitman

/S/ JOHN D. IDOL	Authorized Representative in the United States
John D. Idol

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Amended and Restated Memorandum and Articles of Association of Michael Kors Holdings Limited (incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011).

4.1	Specimen of Ordinary Share Certificate of Michael Kors Holdings Limited (incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333 178282), filed with the Commission on December 2, 2011).

5.1*	Opinion of Harney, Westwood & Riegels as to the validity of the securities being offered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Harney, Westwood & Riegels (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).*

*	Filed herewith.